UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     August 26, 2004

Humana Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538
(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202
(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

Attached as Exhibits to this filing are forms of Registrant's stock option agreements covering its executive officers:
Exhibit 10(a):  Humana Inc. Stock Option Agreement Under the 1996 Stock Incentive Plan for Employees (Non-Qualified Stock Options)
Exhibit 10(b):  Humana Inc. Stock Option Agreement Under the 1996 Stock Incentive Plan for Employees (Incentive Stock Options)
Exhibit 10(c):  Humana Inc. Stock Option Agreement Under the 2003 Stock Incentive Plan (Non-Qualified Stock Options)
Exhibit 10(d):  Humana Inc. Stock Option Agreement Under the 2003 Stock Incentive Plan (Incentive Stock Options)

Item 5.02   Departure of Directors or Principal officers; Election of Directors;
                   Appointment of Principal Officers.

(c)(1)     Effective August 26, 2004, the Registrant's Board of Directors elected Steven E. McCulley as Vice President & Controller (Chief Accounting Officer).

Mr. McCulley, age 43, is a Certified Public Accountant. He has worked in the Registrant's financial operations area since 1990. He has been a member of the American Institute of Certified Public Accountants since 1986 and holds a Bachelor of Science degree in Accounting from the University of Kentucky in Lexington, Kentucky.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: __/s/ Arthur P. Hipwell_____________ Arthur P. Hipwell Senior Vice President and General Counsel

Dated:    August 30, 2004

INDEX TO EXHIBITS

Number                                         Description

Exhibit 10(a)         Humana Inc. Stock Option Agreement Under the 1996 Stock Incentive
                                Plan for Employees (Non-Qualified Stock Options)
Exhibit 10(b)         Humana Inc. Stock Option Agreement Under the 1996 Stock Incentive
                                Plan for Employees (Incentive Stock Options)
Exhibit 10(c)         Humana Inc. Stock Option Agreement Under the 2003 Stock Incentive
                                Plan (Non-Qualified Stock Options)
Exhibit 10(d)         Humana Inc. Stock Option Agreement Under the 2003 Stock Incentive
                                Plan (Incentive Stock Options)